Exhibit 32

Certifications Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Whirlpool Corporation (the “Company”) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeff M. Fettig, as Chief Executive Officer of Whirlpool, and Larry M. Venturelli, as Chief Financial Officer of Whirlpool, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of Whirlpool.

/s/ JEFF M. FETTIG
Name:	Jeff M. Fettig
Title:	Chairman of the Board and Chief Executive Officer
Date:	February 19, 2013

/s/ LARRY M. VENTURELLI
Name:	Larry M. Venturelli
Title:	Executive Vice President and Chief Financial Officer
Date:	February 19, 2013